FOR IMMEDIATE RELEASE      FOR FURTHER INFORMATION CONTACT:
---------------------      --------------------------------
July 18, 2006              Vito S. Pantilione, President and CEO
                           Ernest D. Huggard, Senior Vice President, CFO
                           (856) 256-2500

PARKE BANCORP, INC. REPORTS INCOME INCREASE OF 34% FOR THE FIRST SIX MONTHS

     Washington Township, New Jersey -- July 18, 2006 - Parke Bancorp, Inc. (Nasdaq: "PKBK"), Washington Township, New Jersey, today announced net earnings for the six months ended June 30, 2006 of $2,196,673, or $0.65 diluted income per share, compared to net income of $1,636,031, or $0.52 diluted income per share, a 34.3% increase over the same period last year.

     Total assets grew by  $38,074,013,  or 12.8%,  to  $335,884,457 at June 30,
2006, compared to $297,810,444 at December 31, 2005. This increase was primarily due to strong loan growth of $35,241,280, or 13.6%, resulting in total loans of $294,276,368 at June 30, 2006, as compared to total loans of $259,035,088 at December 31, 2005. Investment securities increased $651,431, or 2.7%, from $24,428,785 at December 31, 2005, to $25,080,216 at June 30, 2006. The allowance for loan losses increased by 15.7%, or $560,500, to $4,134,312, or 1.4%, of total loans at June 30, 2006.

     Deposits increased by a robust $37,811,405, or 16.3%, to $269,867,713 at June 30, 2006, from $232,056,308 at December 31, 2005. Borrowings decreased by $2,202,826, or 6.1%, to $33,764,024 at June 30, 2006 from $35,966,860 at
December 31, 2005.

     Net income of $1,121,211, or $0.33 fully diluted earnings per share, for the quarter ended June 30, 2006, compared to net earnings of $904,014, or $0.29 fully diluted earnings per share, for the quarter ended June 30, 2005. The $217,197, or 24.0%, increase in net earnings is attributable primarily to increases in net interest income of $740,950, or 28.6%, to $3,332,527 for the quarter ended June 30, 2006, as compared to net interest income of $2,591,577 for the quarter ended June 30, 2005.

     Interest income increased $2,051,646, or 50.0%, to $6,158,455 for the quarter ended June 30, 2006, as compared to interest income of $4,106,809 for the same quarter in 2005. Interest expense also increased from $1,515,232 for the quarter June 30, 2005 to $2,825,928 for the quarter ended June 30, 2006, which represents an increase of 86.5%, or $1,310,696. The continued deposit growth and rising interest rates attributed to the increase in interest expense.

     Non-interest expense increased 15.5%, or $175,441, to $1,309,951 for the quarter ended June 30, 2006, from $1,134,510 for the quarter ended June 30, 2005. The increase is primarily attributable to the additional employees added to provide enhanced customer service necessary due to our growth.

     According to our President and CEO, Vito Pantilione, "Parke Bancorp's continued strong growth and profitability is reflective of our commitment to better banking. Competitive interest rates offered on our diversified deposit products combined with our responsive

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

approach to lending supports our goal to put the "personal touch" back into banking. The sustained growth of our bank provided the foundation for issuing a 20% stock dividend this quarter, further enhancing shareholder value".


     Parke Bancorp, Inc. was incorporated in January 2005. It commenced operations on June 1, 2005 with the acquisition of Parke Bank. Comparisons to 2005 interim period financial data relate to the financial condition and results of operations of Parke Bank. Parke Bancorp maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its bank business through branch offices located in Northfield, New Jersey, two branch offices located in Washington Township, New Jersey and its newest branch in Philadelphia on 1610 Spruce Street, which will be open by August 1st. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses primarily in Gloucester, Atlantic and Cape May Counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Stock Market under the symbol "PKBK."


SELECTED FINANCIAL CONDITION DATA

                                                           JUNE 30,          DECEMBER 31,   CHANGE
                                                             2006                2005            %
                                                           --------          ------------   ------
                                                      (in thousands)      (in thousands)
Total assets                                              $335,884             $297,810      12.8%
Cash and cash equivalents                                   $6,649               $4,380      51.8%
Investment securities                                      $25,080              $24,429       2.7%
Loans receivable, net                                     $290,142             $255,461      13.6%
Deposits                                                  $269,868             $232,056      16.3%
Other borrowings                                           $33,764              $35,967     (6.1)%
Stockholders' equity                                       $29,260              $27,193      7.6%

SELECTED FINANCIAL RATIOS

        THREE MONTHS ENDED                                   JUNE           JUNE
                                                             2006           2005
                                                             ----          -----
Return on average assets                                      1.4%         1.3%
Return on average equity                                     15.4%        12.5%
Interest rate spread                                          3.8%         4.0%
Net interest rate margin                                      4.3%         4.4%
Efficiency ratio                                             44.2%        43.9%

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

SELECTED OPERATIONS DATA

                THREE MONTHS ENDED                          JUNE 30,            JUNE 30,        CHANGE
                                                              2006                2005               %
                                                            -------             --------        ------
                                                       (in thousands)      (in thousands)
Interest and dividend income                                $6,158              $4,107           50.0%
Interest expense                                            $2,826              $1,515           86.5%
   Net interest income                                      $3,332              $2,592           28.6%
Provision for loan losses                                     $328                $276           18.8%
Net interest income after
   provision for loan losses                                $3,004              $2,316           29.8%
Non-interest income                                           $167                $319          (47.7)%
Non-interest expense                                        $1,310              $1,135           15.5%
Income before income taxes                                  $1,861              $1,500           24.1%
Provision for income taxes                                    $740                $596           24.3%
Net income                                                  $1,121                $904           24.0%

Basic income per share                                        $.40                $.34           17.6%
Diluted income per share                                      $.33                $.29           17.2%

Weighted shares - basic                                  2,830,232           2,696,257
Weighted shares - diluted                                3,352,122           3,135,802

ASSET QUALITY DATA

                                                            JUNE 30,          DECEMBER 31,
                                                              2006                 2005
                                                        ------------        -------------
                                                       (in thousands)      (in thousands)
Allowance for loan losses                                   $4,134                $3,574
Percentage of allowance for
   loan losses of total loans                                  1.4%                  1.4%
Non-accrual loans                                           $2,236                $1,935
Real estate owned                                             None                 None


         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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